06952



YFV

YADKIN FINANCIAL CORPORATION

ELKIN, N.C.

INCORPORATED UNDER THE LAWS OF THE STATE OF NORTH CAROLINA

CUSIP 984305 10 2

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS IS TO CERTIFY THAT

SPECIMEN

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE VOTING COMMON STOCK, PAR VALUE $1.00 PER SHARE OF

YADKIN FINANCIAL CORPORATION

(the "Corporation"), a stock corporation incorporated under the laws of the State of North Carolina. The shares represented by this Certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof or by such holder's duly authorized attorney or legal representative upon the surrender of this Certificate properly endorsed. Such shares are non-withdrawable and not insurable. Such shares are not insured by the federal government. The Certificate and the shares represented hereby are issued and shall be held subject to all provisions of the Articles of Incorporation and Bylaws of the Corporation and any amendments thereto (copies on file with the Corporation), to all of which provisions the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

IN WITNESS WHEREOF, Yadkin Financial Corporation has caused this certificate to be executed by the facsimile signature of its duly authorized officers and their corporate facsimile of its corporate seal to be hereunto affixed.

Dated:

SECRETARY

YADKIN FINANCIAL CORPORATION CORPORATE SEAL ELKIN, N.C.

PRESIDENT AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:

REGISTRAR AND TRANSFER COMPANY

(Cranford, N.J.)

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written ou according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT– ________ custodian ________
(Cust) (Minor)
under Uniform Gifts to Minors Act
____
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________________ hereby sells, assigns and transfer

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

____
(please print or typewrite name and address including postal zip code of assignee)

____

____

of the Voting Common Stock represented by the within certificate, and does hereby irrevocably constitute and appoint

____ At

to transfer the said shares on the books of the within-named corporation with full power of substitution in the premise

Dated, ____________________

X ____________________

X